UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 19, 2005

KNBT Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50426	38-3681905
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

90 Highland Avenue, Bethlehem, Pennsylvania		18017
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-861-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01. Completion of Acquisition or Disposition of Assets.

KNBT Bancorp, Inc. ("KNBT") announced that its acquisition of Northeast Pennsylvania Financial Corp. ("NEPF") was completed following the close of business on May 19, 2005.

The merger was consummated pursuant to the Agreement and Plan of Merger announced on December 9, 2004 between KNBT and NEPF ("Merger Agreement"). In accordance with the Merger Agreement, NEPF merged with and into KNBT and NEPF's primary subsidiary, First Federal Bank, merged with and into Keystone Nazareth Bank & Trust Company. The merger increases KNBT's assets to more than $3.0 billion.

Each outstanding share of NEPF common stock was converted into the right to receive either $23.00 in cash or 1.6328 shares of KNBT common stock. As previously disclosed in the Merger Agreement and election materials mailed to NEPF stockholders, the form of the merger consideration ultimately paid to NEPF stockholders is subject to adjustment in accordance with the terms of the Merger Agreement to ensure that 50% of the outstanding shares of NEPF will be converted into the right to receive cash and 50% will be converted into the right to receive KNBT stock. The final allocations of cash and KNBT common stock to be received by NEPF stockholders will be announced on or about May 26, 2005.

Approximately 3.2 million shares of KNBT common stock will be issued in the transaction, bringing the number of issued and outstanding shares of KNBT Bancorp to approximately 32.9 million. Based on the May 19, 2005 closing price of $14.02, the combined company has a market capitalization of approximately $461.8 million.

For further information, reference is made to the press release dated May 19, 2005 which is included as Exhibit 99.1 to this Current Report on Form 8-K which is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the merger of NEPF with and into KNBT completed on May 19, 2005, Thomas L. Kennedy was elected as a director of KNBT and Keystone Nazareth Bank & Trust Company. Mr. Kennedy formerly served as Chairman of the Board and General Counsel of NEPF and First Federal Bank.

Pursuant to the Merger Agreement (as defined and discussed above), KNBT agreed to elect Mr. Kennedy to the board of directors of KNBT, with an initial term that expires at the 2007 annual meeting of stockholders. Initially, Mr. Kennedy will only serve on committees of the board of directors of Keystone Nazareth Bank & Trust Company.

In connection with the execution of the Merger Agreement, NEPF, First Federal Bank, KNBT and Mr. Kennedy entered into a Termination and Release Agreement, effective upon completion of the merger. Mr. Kennedy agreed to not compete against KNBT or its subsidiaries for a period of one year following completion of the merger. For further information, reference is made to the Termination and Release Agreement filed as Exhibit 10.2 to the Form 8-K/A filed by NEPF with the Securities and Exchange Commission (the "Commission") on December 16, 2004 (File No. 0-49952).

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by paragraph (a) of Item 9.01 of the Form 8-K promulgated by the Commission pursuant to the Securities Act of 1934, as amended, are incorporated herein by reference from NEPF's Form 10-Q for the quarter ended March 31, 2005, filed with the Commission on May 12, 2005 (File No. 0-49952).

(b) Pro Forma Financial Information.

KNBT will provide the pro forma information required by paragraph (b) of Item 9.01 of Form 8-K, if any such pro forma financial information is required, on a Form 8-K/A within 71 days of the date that this initial report on Form 8-K is required to be filed with the Commission.

(c) Exhibits.

10.1 Termination and Release Agreement, dated December 8, 2004, by and among Northeast Pennsylvania Financial Corp., First Federal Bank, KNBT Bancorp, Inc. and Thomas L. Kennedy*

99.1 Press Release dated May 19, 2005
_________________
* Previously filed by Northeast Pennsylvania Financial Corp. as Exhibit 10.2 to the Form 8-K/A filed with the Securities and Exchange Commission on December 16, 2004 (File No. 0-49952).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNBT Bancorp, Inc.

May 23, 2005	By:	Eugene T. Sobol

Name: Eugene T. Sobol
Title: Senior Executive Vice President, Chief Financial Officer and Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

10.1	Termination and Release Agreement, dated December 8, 2004, by and among Northeast Pennsylvania Financial Corp., First Federal Bank, KNBT Bancorp, Inc. and Thomas L. Kennedy
99.1	Press release dated May 19, 2005